                                                                   Exhibit 10.39


                                 SHAWNEE, KANSAS

                                 LABOR AGREEMENT


                                 April 22, 2002

                                       to

                                 April 19, 2004

                                      INDEX
                                      -----

ARTICLE                          ITEM                               PAGE NUMBER
-------                          ----                               -----------

I.       RECOGNITION AND UNION SECURITY......................................03
II.      DISCIPLINE PROCEDURE................................................05
III.     GRIEVANCE PROCEDURE AND ARBITRATION.................................06
IV.      HOURS OF WORK AND PREMIUM PAY.......................................11
V.       NO STRIKE-NO LOCKOUT................................................15
VI.      MANAGEMENT RIGHTS CLAUSE............................................16
VII.     SENIORITY-LAYOFF AND RECALL.........................................16
VIII.    WAGES...............................................................27
IX.      INCENTIVE COMPENSATION PLAN.........................................29
X.       HOLIDAYS............................................................33
XI.      PAID VACATIONS......................................................37
XII      STEELWORKERS PENSION TRUST..........................................40
XIII.    UNITED STEELWORKERS OF AMERICA HEALTH & WELFARE FUND................42
XIV.     JURY SERVICE........................................................47
XV.      BEREAVEMENT PAY.....................................................48
XVI.     BULLETIN BOARDS.....................................................48
XVII.    MILITARY CLAUSE.....................................................49
XVIII.   CONTROLLING AGREEMENT...............................................49
XIX.     TRAINING PERIOD.....................................................50
XX.      PAY DURING TREATMENT OF WORK-CONNECTED INJURIES.....................50
XXI.     EQUAL EMPLOYMENT OPPORTUNITY........................................51
XXII.    SAVING CLAUSE.......................................................52
XXIII.   EMPLOYEE BIRTHDAY PAY...............................................53
XXIV.    DURATION AND TERMINATION............................................53
XXV.     MISCELLANEOUS.......................................................54
XXVI.    SEVERANCE AND PLANT CLOSING.........................................55


SIGNATURES ..................................................................56
APPENDIX A ..................................................................57
APPENDIX B ..................................................................58
APPENDIX C ..................................................................59
APPENDIX D ..................................................................62
APPENDIX E ..................................................................67
APPENDIX F ..................................................................72

                         SHAWNEE, KANSAS LABOR AGREEMENT

         THIS AGREEMENT, entered into this 22nd day of April, 2002, by and between THE SIMMONS MANUFACTURING CO. LLC, a Delaware corporation, for and on behalf of its plant at Shawnee, Kansas, hereinafter referred to as the COMPANY.

                                       and

         THE UNITED STEELWORKERS OF AMERICA, A.F.L., C.I.O., C.L.C., on behalf of its Local Union 13-02 in the Shawnee, Kansas Plant of the Company hereinafter referred to as the UNION.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the promises and of mutual covenants and AGREEMENTS of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I
                                    ---------
                         RECOGNITION AND UNION SECURITY

         1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the EMPLOYER and the UNION and, therefore, all AGREEMENTS or understandings concerning hours, wages and working conditions between the EMPLOYER and the employees covered by this contract are to be made by the EMPLOYER with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this AGREEMENT in any manner.

         1.02 RECOGNITION. The COMPANY hereby recognizes the UNION as the sole and exclusive collective bargaining agent for all the COMPANY'S employees employed by it in connection with all its operations in the Shawnee, Kansas plant covered by this Shawnee Labor Agreement, (SKLA) excluding executives, sales employees, office employees, timekeepers, supervisors and mechanics.

1.03     UNION SECURITY

         (a) The COMPANY agrees that as a condition of employment all employees in the bargaining unit shall become members of the UNION after the thirtieth day of their employment or thirty (30) days after the execution date of this AGREEMENT, whichever is the later. All employees who become members of the UNION shall remain members of the UNION in good standing by proper tender of dues and initiation fees during the term of this AGREEMENT.

         (b) The UNION agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

         (c) Upon demand by the UNION that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the COMPANY shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the UNION, in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the UNION pursuant to paragraphs a, b, and c of this section, the UNION agrees to indemnify the COMPANY from any final determination of liability for this action if, prior to the discharge, the COMPANY sends an Overnight letter to the Director of Upholstery Industries Division notifying him of the requested discharge. Failure of the International President to respond by Overnight mail within five (5) days will be deemed concurrence with the local UNION request.

         (d) The COMPANY shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period.

         (e) The provisions of this section shall be applicable only to the extent permitted by applicable state and federal legislation.

         (f) No UNION member shall be compelled to train employees of a non-UNION shop.

         1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the UNION as authorized and approved by the United Steelworkers of America Union Executive Board due and unpaid shall be deducted weekly from the wages of all employees covered by this AGREEMENT and remitted by the COMPANY each and every month to the International Secretary-Treasurer. This article or any section thereof shall not be operative where prohibited by state law.

         The UNION agrees that it will indemnify and save the COMPANY harmless from any and all liability, claim, responsibility, damage, or suit which may arise out of any action taken by the COMPANY in accordance with the terms of this Article or in reliance upon the authorization mentioned herein.

                                  ARTICLE II
                                  ----------
                            DISCIPLINARY PROCEDURE
                            ----------------------

         2.01 In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a Shop Steward or an officer of the UNION.

              The UNION representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the COMPANY concerning the matter. The interview may be of very short duration and shall not be construed as part of the GRIEVANCE PROCEDURE, as described in Article III of this AGREEMENT, inasmuch as the primary function of the interview is to make certain that a

UNION representative is aware of the discipline and that the employee know precisely what he or she is disciplined for.

              In cases of physical altercation or where the employee is not on COMPANY premises at the time of the disciplinary action, the interview will be dispensed with.

              A discharged employee shall be entitled to a hearing before the COMPANY AND THE UNION GRIEVANCE COMMITTEE at 10 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the UNION and the COMPANY.

              In the event an employee is unable to attend or the UNION is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the Company is not liable for any wages during such period.

         2.02 No employee acting in the capacity of a UNION OFFICER or UNION REPRESENTATIVE shall be disciplined for carrying out in good faith his duties under the provisions of this AGREEMENT or as permitted by applicable law.

         2.03 Once an individual is reprimanded and the offense is not committed again for a period of 12 months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging COMPANY property and poor quality.


                                  ARTICLE III
                                  -----------
                      GRIEVANCE AND ARBITRATION PROCEDURE
                      -----------------------------------

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the Company and its employees or the Company and the Union. A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the Company and employee(s) or between the Company and the Union over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the Company and any of the Company's employees involving a work assignment, the employee shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and union representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

                  D.       UNION/MANAGEMENT MEETINGS - METHOD OF PAYMENT

                           Union officials will be paid at their previous quarter's average hourly rate, as computed in
                           Section 8.03 for conference with the management requested by the Company. The Union official(s) and management representative(s) must sign off on daily time sheet in order for such payment to occur. Time so spent on Union Business shall not be counted as hours worked for any bonus or incentive calculation purposes.

                  E. Time spent in conference with the Company requested by the Union such as grievances and arbitrations, negotiations, or subsequent hearing before Federal or Governmental Agencies pertaining to such contract shall be compensated for by the Union. Time so spent on Union Business shall not be counted as hours worked for any bonus or incentive calculation purposes.

         3.02 GRIEVANCES - STEP 1

              If the grievance is not settled in verbal discussion described in
Section 1(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated Union Representative. The designated Union Representative shall present the grievance form to the supervisor within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has (2) work days to answer.

         3.03 GRIEVANCES - STEP 2

              A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two days shall meet and discuss the matter with the employee and a union representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3

              If a settlement is not obtained in Step 2, the grievance shall be referred to the Company's Vice President-Human Resources, or his designated representative as Step 3 by the local union representative within five (5) working days from the date of the reply under Step 2. The International Representative of the Union shall meet with the Company's Vice President-Human Resources or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the Company to the grievance considered at such meeting shall be given to the International Representative of the Union within five (5) working days after such meeting.

                  If an employee is needed as witness in the process of Step 1 or 2 by the Union, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the Union.

         3.05 Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this Article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES

                  If the grievance is subject to arbitration as provided herein and all conditions in Section 1 above have been satisfied, including the applicable time limits, then the Union on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the Company's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this Article.

         3.07 Within ten (10) calendar days after the Union files its written request for arbitration pursuant to Section 3.06, the Company or the Union may write the Federal Mediation and Conciliation Service to request that it submit a panel of seven (7) arbitrators. The Union shall notify the Company of its first strike, and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

                  In the event the Union and the Company are unable to agree on the job level or rate on a new classification as provided for in Section 8.02, the dispute may be appealed to arbitration for determination by a qualified Time Study Arbitrator.

              Appeals relative to an SAH, Job/Level or rate shall be carried to arbitration under the above-described procedure; however, in this instance, the Arbitrator must be a qualified Time Study Engineer.

         3.08 In interpreting and applying the provisions of this Agreement and in making findings of fact, the Arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the Arbitrator shall be judicial rather than legislative in nature. No Arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the Company's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

              The Arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the Arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the Arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the Arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION

              The Union or the Company may invoke the Expedited Grievance Procedure, as distinguished from the ordinary Grievance Procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The party requesting the Expedited Grievance Procedure shall immediately contact the Federal Mediation Conciliation Service to request the first available Arbitrator from a National pre-agreed panel of seven (7) arbitrators who can hear the case within seven (7) calendar days.

              The Arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the Arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The Arbitrator's WRITTEN opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

         3.10 All costs for the hearing and service of the Arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV
                                   ----------
                          HOURS OF WORK AND PREMIUM PAY
                          -----------------------------

         4.01     WORK WEEK. For the purpose of computing overtime pay, eight
                  (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

         4.02     SHIFT SCHEDULE

         (A) Normal starting time for first shift will be 7:00 a.m. until 3:30 p.m. As customer requirements demand, the start time can be varied from between 5:00 a.m. and 9:00 a.m., with a thirty
                  (30) minute lunch period without pay from 12:00 noon to 12:30 p.m.

         (B) Normal starting time for second shift will be 4:00 p.m. until 12:30 a.m. As customer requirements demand the start time can be varied from between 2:00 p.m. and 6:00 p.m. with thirty
                  (30) minutes lunch period without pay from 8:30 p.m. to 9:00 p.m.

         (C) If three shifts are required, the first will be from 7:00 a.m. until 3:00 p.m.; the second will be from 3:00 p.m. until 11:00 p.m.; and the third will be from 11:00 p.m. until 7:00 a.m. Each shift will have a thirty (30) minute lunch period.

         (D) Any deviation from the time set out as starting and quitting time shall be made by AGREEMENT between the UNION GRIEVANCE COMMITTEE and PLANT MANAGEMENT.

         (E) If the Company starts the first shift at 9:00 a.m. the first shift employees will not be compelled to work more than (9) hours.

         4.03 LUNCH PERIOD. There will a thirty (30) minute unpaid lunch period. Whenever three (3) shifts are necessary, each shift shall be paid for eight (8) hours work with the thirty (30) minute lunch period included. Pieceworkers shall be paid at their average hourly earnings rate and hourly workers at their rate for the thirty (30) minute lunch period.

         4.04 REST PERIOD. All employees will be allowed two (2) ten (10) minute rest periods daily. One additional ten (10) minute break will be allowed for employees who work ten (10) hours on any workday and employees who work beyond ten (10) hours on any workday will be allowed an additional ten (10) minute break each two (2) hours.

         4.05 OVERTIME NOTICE. When management finds it necessary to schedule production operations in the plant on employees' regular days off work, the Company will provide at least twenty-four (24) hours notice to the affected employees. If less than twenty-four (24) hours notice is provided, overtime work may be performed by volunteers but will not be mandatory. The parties agree that exceptions to this paragraph may be made where an actual bonafide emergency would require a late change in schedule.

         4.06 OVERTIME. All work performed in excess of forty (40) hours in one
(1) week or eight (8) hours in one (1) day, provided the employee works all scheduled hours each day, Monday through Friday, unless contractually excused or excused by management, shall be considered overtime and shall be compensated at the rate of time and one-half at average hourly rate if on piecework, and time and one-half the regular hourly rate if on hourly paid basis.

         4.07 Employees must be available for all work as scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason will be excused by management from working regular or overtime work at any particular time.

         (a) OVERTIME. The normal overtime schedule for production employees will be limited to ten (10) hours per day, Monday through Friday, and no more than eight (8) hours on Saturday. In the event of a serious customer service requirement, overtime hours may be expanded to a maximum of twelve (12) hours per day, Monday through Friday, and eight (8) hours on Saturday. If twelve (12) hours are necessary, the COMPANY will seek volunteers. If there are not enough volunteers, then the overtime will be scheduled according to seniority. Employees who work twelve (12) hours on Friday will not be compelled to work on Saturday. Hours of work on Sundays and holidays may be performed by volunteers but will not be mandatory.

                  On those occasions where the COMPANY'S orders are heavy, they must have the right to schedule overtime to satisfy the customer's requirements.

                  If the overtime requirements continue, the COMPANY will hire new people and train them or even bring in finished stock from other factories rather than work continued overtime. Over the long run, heavy overtime tends to be counter productive and is not in the best interest of SIMMONS COMPANY or its employees.

                  The COMPANY'S intent is to have flexibility needed to work overtime on a limited basis to satisfy the customers.

                  In all cases the COMPANY will make every effort to use the variable starting times by department so as to reduce the amount of overtime required on a daily basis.

         (b) If a holiday falls on Friday, work on Saturday may be performed by volunteers but will not be mandatory.

         4.08 There shall be no pyramiding of any premium or overtime pay under this AGREEMENT for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

         All work performed on Saturday shall be compensated at one and one-half times the regular rate of pay.

         All work performed on Sunday shall be compensated at double the regular rate of pay.

         All work performed on New Year's Day, Martin Luther King, Jr.'s Birthday, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, the day following Thanksgiving Day, the last working day before Christmas, Christmas Day, and the day following Christmas shall be compensated at the rate of double time in addition to holiday pay.

         4.09 The COMPANY agrees, insofar as feasible, to divide reasonably equally the available work among qualified employees who constitute the various classifications.

         4.10 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of fifty (50) cents per hour.

         4.11 REPORTING PAY. When an employee reports for work at the regular starting time of his/her shift without previous notice not to report and his/her regular work is not available, such employee will receive a minimum of four (4) hours work or pay, provided, however, that at the COMPANY'S option, such employee may be assigned to another job for any portion of said four (4) hours, in which event he/she will be paid at the rate as computed in Section 8.03 of this Agreement for whatever time is spent at that job. The COMPANY shall have no liability regarding this paragraph in the event of a breakdown of power outside of plant of if inside and not maintained by the COMPANY, a general plant fire, act of God, act of public enemy or because of conditions beyond the control of the COMPANY.



                                    ARTICLE V
                                    ---------
                             NO STRIKE - NO LOCKOUT
                             ----------------------

         5.01 Neither the UNION nor any of the employees in the bargaining unit covered by this AGREEMENT will collectively, concertedly or individually encourage, engage in or participate in, directly or indirectly, any strike, including but not limited to a sympathy strike, deliberate slowdown, stoppage or other interference with production of work during the term of this AGREEMENT; and the COMPANY during the term of this AGREEMENT will not lock out any of the employees covered by this AGREEMENT.

                                   ARTICLE VI
                                   ----------
                            MANAGEMENT RIGHTS CLAUSE
                            ------------------------

         6.01 The Union recognizes the right of the COMPANY to conduct its business, to operate its plants and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this AGREEMENT and it is understood that the COMPANY retains all MANAGEMENT rights not specifically covered by this AGREEMENT including but not limited to, the right to reprimand, suspend, discharge or otherwise discipline employees for just cause, to hire, promote, transfer, layoff and recall employees to work; to establish reasonable rules and regulations so long as such rules and regulations are applied fairly and consistently; to introduce new or improved production, maintenance, distribution, development and service methods, and otherwise generally to manage and direct the workforce.

                                   ARTICLE VII
                                   -----------
                          SENIORITY - LAYOFF AND RECALL
                          -----------------------------

         7.01 The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided.

         7.02 New employees shall be considered probationary employees until they have completed the probationary period of ninety (90) calendar days. During the probationary period, an employee may be discharged at the discretion of the COMPANY with or without cause.

         Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, all as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The Company, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within 30 days of rehire.

         7.03 Seniority shall continue and accumulate while the employee is continuously employed by the COMPANY and during the following periods of absence from work:

         (a)      Up to twelve (12) months in case of disability or illness.

         (b)      During the first twelve (12) months of layoff.

         (c)      During military service.

         (d) When an employee is elected or appointed to a UNION office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The UNION shall give the COMPANY two (2) weeks prior notice in such situation.

         (e)      The manner of return to employment is set forth below.

         (f) To be eligible for a leave of absence, an employee must have completed the probationary period and the leave must be in writing and approved in writing by the Company.

         7.04 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

         (a)      When the employee resigns.

         (b)      When the employee is discharged for just cause.

         (c) When the employee is laid off longer than twelve (12) months, except for right of recall as per Section 7.09.

         (d) When the employee's absence due to disability or illness exceeds two and one-half (21/2) years except as a longer period may be provided by State or Federal law.

         (e) When an employee is recalled to work and does not return to work as provided in Section 7.10.

         (f) If an employee falsifies any information given in connection with a leave of absence.

         (g) The employee obtains employment while on an approved leave of absence.

         7.05 When increases or decreases in the working force become necessary, they shall be made on the basis of seniority as set forth in this Agreement.

         7.06 When there is not sufficient work for all employees, probationary employees shall first be laid off. If further reduction of the work force is necessary, employees will be laid off in accordance with Section 7.05.

         7.07 LAYOFF NOTICES. Definitions, determinations and notices of layoffs are set forth in this agreement.

         7.08 SURPLUS LABOR LIST. Any employee laid off for lack of work shall have his/her name placed on a surplus labor list. If an employee's seniority has been broken, his name shall be removed from such list.

         7.09 RECALL. Employees shall be recalled from the surplus labor list and at the time of their recall be offered work in accordance with the procedure set forth in this Agreement.

         If an employee is laid off longer than twelve (12) months, he/she shall have recall rights for an additional six (6) month period without loss of seniority. This additional six (6) month grace period for recall purposes only may not be extended for any other purpose and shall not be credited toward accumulation of seniority.

         7.10 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure of the employee to contact the Company within seventy-two (72) hours after notice to report was sent will terminate seniority unless the employee presents a legitimate reason for being unable to comply. The burden of proving delivery of such notice by overnight mail to the employee's last known address shall be solely that of the Company.

         7.11 CHANGE OF ADDRESS. It will be the duty of employees to keep the COMPANY advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in Section 7.10 shall have no recall rights to the then available job, but his seniority will not be forfeited until the UNION has been notified of this failure to respond.

         7.12 In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this AGREEMENT for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

         7.13     DESCRIPTION

                  A. The COMPANY recognizes the principle of seniority (last hired will be the first laid off) among its employees and agrees that all layoffs occasioned by lack of work and subsequent recalls from layoff shall be by seniority as provided below.

                  B. When increases or decreases in the work force become necessary, they shall be made on the basis of seniority within work groupings.

                        When decreases in the work force become necessary, they shall be made on the basis of seniority within the work groupings, provided the employee(s) can successfully perform the work.

                  C. Laid-off employees who have seniority rights will be recalled in accordance with Section 7.14 of this
                        Article VII.

                  D. In the event a layoff is necessary, the reduction will be by classification and seniority, giving the affected employee the right to bump or roll the youngest employee in such employee's work grouping provided as follows:

                        1. If trained in one or more classifications within the work grouping, the affected employee must roll or bump into a trained classification. If trained in more than one classification within the work grouping, the affected employee may select the trained classification he/she so desires according to seniority.

                        2. If such employee does not or cannot exercise his/her right to roll or bump within his/her work grouping as provided in paragraph D-1 above, and the affected employee is qualified to perform jobs in other classifications in a different work grouping without training, such employee may roll or bump the youngest employee in such classification as provided by seniority rule in A and B above.

                        3. If such employee is not permitted to remain in his or her work grouping and does not qualify to roll or bump into any other work grouping, such employee will be permitted to roll or bump the youngest employee in Group VI without previous qualifications as provided by seniority in A and B above.


                  E. The COMPANY has the right to train employees in any particular grouping provided such employees are physically able to perform such jobs.

                  F.    REFRESHING OF SKILLS:

                        Employees who have been off the job:
                            0-90 days                     No training allowance
                            91 days - 6 months or more    4 hours at average

                  G. All recalls from layoff will be made following the rules in Section 7.14 of this Article in reverse order from layoff:
                                         D-1      1st priority
                                         D-2      2nd priority
                                         D-3      3rd priority


                  H.    TEMPORARY WORKERS:

                        Temporary help may be used for positions temporarily vacant due to sick leave, vacation, or unfilled after posted for bids. Temporary help may also be used for short term projects if no other permanent labor is available. No temporary labor may be used if there are employees on layoff and they are available to work in the short term position. Temporary labor may fill a position for up to 60 working days. Temporary employees are ineligible for fringe benefits, pension, holidays or paid vacations.

                        All time worked as a temporary worker will be credited toward the probationary period if the employee is retained as a full-time employee.

SHAWNEE, KANSAS WORK GROUPINGS
------------------------------

        I.       CUTTING

                  A.       Mattress, Box Spring

                  B.       Slitter

         II.      SEWING

                  A.       Mattress, Box Spring, SLP

                  B.       Overcast and Label

                  C.       Hemming

                  D.       Quilt Machines

                  E.       Border Room

         III.     MATTRESS

                  A.       Close Mattress

                  B.       Hog Ring

                  C.       Tuft

                  D.       Pack Matts. & Box Springs

         IV.      Box Spring

                  A.       Top-off Assembler

                  B.       Pre-load

                  C.       Upholster Box Spring

         V.       BEAUTYREST COIL ASSEMBLY

                  A.       H.M.B. Operator

                  B.       Ultra-Sonic Operator

         VI.      INDIRECT LABOR

                  A.       Inspection

                  B.       Material Handlers

                  C.       Shipping

                  D.       Receiving

                  E.       Sweepers

                  F.       Repair

         7.14 Right of Recall. In the event of layoffs, any employee laid-off for lack of work or for other reasons beyond his/her control, which, of course, shall not include employee's own incompetence, shall have his name placed on a seniority list consistent with Section 7.13 paragraphs A and B above. All rehiring shall be done from this list and those at the top of the list by reason of seniority within work groupings shall be hired first.


               A. The COMPANY will return the most senior employee on layoff to such employee's former work grouping when an opening in any one of the classifications contained therein occurs, provided such employee can successfully perform the work available. When the opening occurs in the employee's former classification, he/she must return to that classification.


               B. In the event there is an opening in another skill grouping for which there are not employees available in such skill grouping on surplus labor and provided a senior employee from another skill grouping on surplus labor can successfully perform the available work, such employee will be given an opportunity to return to the active payroll prior to the hiring of a new employee. When an opening occurs in the employee's former classification, he/she must return to that classification.

               C. If there are no openings for incentive classifications, but there is a need in Grouping VI, the most senior employee on surplus labor will be given an opportunity to qualify for such work before the COMPANY hires new employees. Those who have been transferred into Group VI and are learning will receive either their day work rate or base rate of the new job, whichever is higher.

         A copy of the seniority list as kept by the COMPANY shall be furnished to the UNION, and in the event of any changes in such list, the UNION shall be promptly advised.

         7.15 An employee can change shifts if a job opens up on a shift he desires in the same job classification. Then, if the employee wants the job that has opened up, he/she must bid for the opened job and will be given it provided he/she is the senior bidder from that classification. Any employee making a choice of shifts much remain on that shift for at least three (3) months before he/she is eligible again to make a choice of shifts.

         7.16 Discontinuance of Departments. In the event of a discontinuance of any department or operation, the employees affected with the most seniority must be transferred to another department where best qualified, as determined by MANAGEMENT and UNION.

         7.17 Restoration of Discontinued Departments. If a discontinued department or operation is restored within one (1) year, employees affected by transfer shall have the right to return to their former job, provided employee has not (by his/her own choice) exercised his/her seniority right to acquire another job.

         7.18 A UNION representative returning from a leave of absence shall be returned to his/her former classification if his/her seniority permits his/her return. If said classification is not in existence at that time, he/she shall replace the employee with the least seniority in the plant.

         7.19 In the event a layoff is necessary in any department or branch of work, whether incentive, hourly work or whatever, the layoff shall be made in the following manner: the number of employees to be laid-off shall be determined; then that many of the youngest employees in point of seniority in the plant shall be laid-off, whether there is a shortage of work for their jobs or not. If the work shortage exists in some department or departments, other than those where the layoffs are made, then the junior employees in point of seniority in the department where the work shortage exists shall be given their choice of the vacated jobs according to their respective seniorities. All layoffs shall be made strictly in accordance with the seniority rule as stated in the commencement of this Article.

         7.20 Whenever a layoff occurs in any given job classification, the employee laid-off shall follow the rules as stated in Section 7.13.

         7.21 Any employee who secures a leave of absence for illness in accordance with Section 7.03 of the SKLA shall be entitled to receive his/her own job back if the employee returns to work within twelve (12) months of the commencement of his/her leave of absence, providing his/her physical capability has not been impaired.

                  After twelve (12) months, the employee on sick leave shall have the right to return to a job in line with his/her seniority and physical ability. It is understood that if an employee returns after a twelve (12) month period, his/her bidding rights are restored.

         7.22 (A) DETERMINATION OF LAYOFFS. When the hours of work fall below thirty-two (32) hours per week, the COMPANY will lay off a sufficient number of employees in order to provide thirty-two (32) hours or more per week for the remaining group, provided the request has been made and approved by the UNION Bargaining Committee. Vacation weeks and inventory week shall not be computed in the two week period.

              (B) FURLOUGH - When a temporary reduction in a Classification becomes necessary due to lack of orders the company will seek volunteers for furlough, starting with the most senior employee by shift in the classification. If there are no volunteers, junior employees who are not needed to fill the daily production schedule will be placed on furlough. The furloughed employees will be eligible for unemployment benefits if otherwise eligible and receive United Steelworkers of America health/welfare benefits. Employees must continue to pay their portion of the health benefit contribution while on furlough. A furlough may last up to eight weeks and be a minimum of one week. For record keeping purposes the President of Local 13-02 or his appointee will be notified of such furlough by letter, signed by Operations or Human Resources Manager.

         7.23 Layoff Notice. It is mutually agreed here on temporary layoffs, no less than four (4) working hours notice will be given. On permanent layoffs, ample notice is to be given, but in no event will the notice of a permanent layoff be less than one (1) week.

          - A temporary layoff is when an employee is laid-off for a period not exceeding seven (7) days (one calendar week).

          - A permanent layoff is when an employee is laid-off for more than one (1) calendar week.

         7.24 Job Bidding. Any employee with at least twelve (12) months seniority shall be entitled to bid on any new or vacated job. Notice of such new or vacated jobs shall be posted on the bulletin board by the Company between 11:00 a.m. and 2:00 p.m. and for a minimum of twenty-four (24) hours, excluding Saturday and Sunday. People on surplus labor or on layoff will have forty-eight
(48) hours to bid on a job. Any person accepting the posted job must remain on that job for twelve (12) months. Rule of seniority shall apply. Any person accepting the posted job will be given a trial period of at least thirty (30) days after which, the employee must show progressive improvement, and failing to do so, the employee may be disqualified by management and in which event the employee shall exercise his/her seniority in accordance with the provisions of
Section 7.13D above. Any person who is a successful bidder for an open job and refuses to accept the job is ineligible to bid for a period of three (3) months. It is understood that employee(s) who are on vacation at the time a job is posted for bid may have his/her name entered for bid by the Shop Steward. The job bidding restrictions of this paragraph shall not apply to bids involving a change of shifts.

              The successful bidder shall be announced within two (2) working days after the expiration of the posting and such employee shall be transferred to the bid job as soon as possible following acceptance of the bid.

                  In the event a job is posted for bid and there are no bidders, the most senior employee on layoff who is qualified to perform the posted job duties will be given an opportunity to take the open job. It is clearly the responsibility of the employee to make known to MANAGEMENT his/her wishes to return to work in writing.

         7.25 ACTIVE SENIORITY LIST. The COMPANY will post on the bulletin board the active seniority list of employees and will revise the same quarterly.

         7.26 LEAVE OF ABSENCE. Employees returning from leave of absence must be given a job in their former classification in line with their seniority and must give the COMPANY three (3) working days prior notice of the date the employee will return to work. If there is no opening when such employee returns, the employee shall take the job of the youngest employee in the plant from the point of seniority.

                                  ARTICLE VIII
                                  ------------
                                      WAGES
                                      -----

         8.01 The Company and the Union have agreed upon the pay ranges and job levels as set forth in Appendix A and B, which are attached hereto and made a part of this Agreement. Wage increases during the term of this Agreement shall apply to all hourly base rates of pay and will also be applied to the previous quarterly average and paid effective upon the date of such wage increase.

               The annual wage increase effective April 22, 2002 is    $.35
               The annual wage increase effective April 22, 2003 is    $.30

         8.02 ESTABLISHMENT OF NEW CLASSIFICATIONS. In the event it becomes necessary to establish a new classification, the COMPANY and the UNION shall meet for the purpose of reaching agreement as to the Job Level and Pay Range (JL/PR) for such classification.

              The Company and the Union, in an attempt to reach an agreement, shall take into consideration similar classifications in the plant previously or presently in existence.

              If the parties fail to reach an agreement within three (3) working days, the resolution of the JL/PR will be moved to expedited arbitration (in accordance with the procedures outlined in ARTICLE III Section 3.09 [Expedited Arbitration]). The company will assign an employee at his base rate plus plant-wide bonus to the new classification who shall perform the operation until such time as an AGREEMENT is reached or is resolved by arbitration. When the JL/PR of the disputed classification is agree upon or is resolved as provided above, the job will be filled in accordance with the terms as set forth in this Agreement.

         8.03 AVERAGE RATE COMPUTATION. Individual employee average hourly earnings rates will be computed on each calendar quarter by dividing the total number of hours worked during such quarter (excluding paid but unworked holiday hours, paid vacation hours and hours worked on any classification other than the employee's regular classification) into the total earnings in the quarter (excluding overtime premium pay) of that individual employee. A copy of such average hourly earnings shall be provided to the Union within two weeks of the end of each quarter.

         8.04 In the event an employee has not established his average hourly rate due to the fact that he/she has not worked during the immediately preceding calendar quarter, then his/her average rate shall be equal to his/her average hourly rate for the last quarter he/she worked.

         8.05 No time sheets, work envelopes, or time clock work cards shall be changed by the COMPANY without notifying the employee(s) affected, and/or the Department Steward, giving the reason for such change.

         8.06 WORK WAIT. It is agreed that in the event of power failure, employees will stand by until released from work or instructed by the Company to return to work. In the event that employees are required to stand by for one(1) hour or more, all such employees shall receive their average hourly rate and no such hours shall be included or counted as hours worked for purposes of calculations of Pay Plus Bonus. If the stand by period is for less that one (1) hour, such time will be treated as normal hours of work.


                                   ARTICLE IX
                                   ----------
                           INCENTIVE COMPENSATION PLAN
                           ---------------------------

         9.01 It is agreed that the Company, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented, the Company will provide the incentive earnings opportunity for the Plant, as a whole, that will approximate the incentive earnings opportunity, which existed prior to the implementation of the new incentive program. Effective April 23, 1997, the Standard Allowed Hour system used to establish individual incentive earnings opportunities was replaced with the Pay Plus Bonus program which provides for a plant-wide incentive opportunity based on quality, productivity, and customer service performance. SAH calculations will continue to be used to compute plant wide productivity under this program.

              With not less than a forty-five (45) day written notice to the Union, the Company may change back to the 1997 contract's Incentive Compensation language.

         9.02 New or Varied Jobs and Operations. If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operations experience time shall begin on the date on this notification.

              Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job.

              The Company shall select an average operator, or as close to average as possible, for time study methods analysis. Average is defined as an operator working at a normal pace, under normal conditions, with the skills required for the specific job.

         9.03(a) It is agreed that whenever an S.A.H. standard is computed it shall be submitted in writing to the operator and become effective immediately. This computation may consist of an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The COMPANY will furnish a complete written prescribed job methods description to the UNION whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the COMPANY has a ninety (90) day period in which to adjust the time in the event that such adjustment is necessary. If such time value is neither adjusted by the COMPANY nor grieved by the UNION, neither party can expect revision of such change after the expiration of ninety (90) days. No standards changes can be effected without a written job methods change.

         9.03(b) The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.04 PROCEDURAL INTERPRETATION OF SECTION. Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

              In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

              Where the changes represents less than five percent (5%) of the cycle base minutes, the Company will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The company may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken where standards were set by negotiations or where element breakdown was not measured or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify modification of standard is contemplated all other changes from the time the standards were last established will of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH.

              In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding must be initiated by the Time Study Department. For identification purposes, the Company, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.05(a) GRIEVING CHANGES IN STANDARD. If there is a change in any standard, the Company will provide the Union with the methods description at the time the change is made effective. The Union shall have thirty (30) working days to grieve the new standard and if not grieved within such thirty days, the Union will lose the right to grieve and/or arbitrate the new standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

         9.05(b) If the COMPANY Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the Grievance and Arbitration Procedure to determine whether or not the standard as established is contrary to the provisions of this agreement.

         9.05(c) It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the COMPANY's clocking analysis the Impartial Chairman described in Section 3.07, Paragraph 3, must be a qualified Time Study Engineer. The findings of the Impartial Arbitrator shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.06 AVAILABILITY OF TIME STUDY DATA. The COMPANY agrees that it will conform to the law with respect to making available such Time Study data as may be needed by authorized UNION officials from time to time in the course of processing grievances under this AGREEMENT with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that COMPANY means, methods and production processes will never be revealed to parties not bound by this AGREEMENT. The Union Time Study Engineer and the Company Time Study Engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.07 UNION TIME STUDY ENGINEER. Whenever a Local Union, party to this AGREEMENT, desires to have the INTERNATIONAL UNION designated time study engineer visit one of the plants in order to verify COMPANY standards or job content as the consequence of a grievance by that Local Union the procedure will be as follows:

              1. The UNION COUNSEL shall write the COMPANY Senior Vice President-Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

              2. The COMPANY designee will respond by either selecting from the UNION list or by offering alternative dates.

              3. Once the above two (2) designees complete arrangements they will notify their respective local plant MANAGEMENT and UNION representatives the agreed upon dates for the visit.

         9.08 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the COMPANY will, whenever feasible, set incentive job standards by the use of predetermined, pre-leveled time values, i.e., use of a data bank.

              To ensure greater objectivity, the COMPANY will detail and define more completely the methods involved in each operation.


                                    ARTICLE X
                                    ---------
                                    HOLIDAYS
                                    --------

         10.01 The following paid holidays shall be celebrated:

               New Year's Day                       Thanksgiving Day
               Birthday of Martin Luther King, Jr.  Day following Thanksgiving Day
               Good Friday                          Last working day before Christmas
               Memorial Day                         Christmas Day
               Independence Day                     Day following Christmas Day
               Labor Day

         10.02 Holiday pay will be paid to employees provided they meet all of the following conditions:

                  (a) The employee has thirty (30) days or more continuous service with the COMPANY as of the date of the holiday, and

                  (b) The employee must have worked the last scheduled work day prior to and the next scheduled work day after such holiday.

         10.03 Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.04 When any of the above holidays falls within an eligible employee's approved vacation period and he is absent from work during his regularly scheduled work week because of such vacation, he/she shall be paid for such holiday in addition to his/her vacation pay and shall have such day off.

         10.05 If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.06 When any of the paid holidays falls on Sunday and the day following is observed as the holiday, the latter day shall be the paid holiday.

         10.07 The COMPANY agrees that whenever a holiday falls on a Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.08 Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in Section 8.03. Shift premium shall be included in holiday pay computation for eligible employees.

         10.09 For the purpose of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

         10.10 In conformance with Federal Law enacted in 1968 and effective 1/1/71, certain Mondays shall be observed as legal holidays, i.e., Washington's Birthday (3rd Monday in February); Memorial Day (last Monday in May); Labor Day (1st Monday in September); and Veteran's Day (4th Monday in October).

         10.11 When a holiday falls on Friday, the failure of an eligible employee to report for work on the following Saturday shall not result in his forfeiture of such holiday pay.

         10.12 When a holiday falls on Saturday, eligible employees shall receive holiday pay, provided they worked on the last preceding scheduled work day prior to and the next scheduled workday after such holiday.

         10.13 Any of the paid holidays that fall within the period of fifteen
(15) days immediately prior to the return of an employee from sick leave, or during the fifteen (15) day period immediately following the departure of an employee on sick leave, will be paid to such employee if he/she is otherwise eligible despite his/her absence. The COMPANY may require proof that legitimate illness caused the absence.

         10.14 When an eligible employee is on an approved leave of absence and returns to work following the holiday, but during the week in which the holiday falls, he/she shall be eligible for holiday pay.

         10.15 Employees who have accepted such holiday work assignment and then fail to report for and perform such work, without reasonable cause acceptable to MANAGEMENT, shall not receive pay for the holiday.

         10.16 Birthday-Floating Holiday. It is agreed that employee may select the birthday holiday currently provided in Article XXIII as a floating holiday. Such selection is contingent upon the employee giving the COMPANY at least five
(5) days advance notice of the day which he/she desires to be off and approval of the plant manager. Selection will be administered so that no more that one employee in the same classification will be off the same day. In the event more than one (1) employee desires off the same day, seniority will determine which employee has preference.

         10.17 PERSONAL DAYS-PAID AND NON-PAID

         (A)      Personal Day - Paid

                  A personal day will be paid to employees provided they meet all of the following conditions:

                  (1) The employee has one (1) or more continuous years seniority.

                  (2) One employee per classification will be granted a personal day at any given time with twenty-four (24) hours advance notice.

                  (3) If the employee decides to apply such paid personal day as a sick day, all call-in guidelines of the attendance policy must be met to be eligible to be accounted as a sick day.

         (B)      Personal Day - Non-Paid

                  A personal day will be granted to employees provided they meet all of the following conditions:

                  (1) The employee has one (1) or more continuous years seniority.

                  (2) One employee per classification will be granted a personal day at any given time with twenty-four (24) hours advance notice.

                  (3) If the employee decides to apply such personal day as a sick day, all call-in guidelines of the attendance policy must be met to be eligible to be accounted as a sick day.

         (C) One paid personal day and one unpaid personal day was negotiated in exchange for flexible hours as described in
                  ARTICLE IV, Hours of Work and Premium Pay. The parties agree that if there is a conflict between a provision of this article or of Article IV, this Article shall govern notwithstanding any other provisions.



                                   ARTICLE XI
                                   ----------
                                 PAID VACATIONS
                                 --------------

11.01    THE COMPANY WILL GRANT VACATIONS WITH PAY AS FOLLOWS:

         (a) Employees with one year of continuous service up to calendar year of the third anniversary will earn vacation with pay of forty (40) hours. Employees will be allowed to schedule a vacation in the calendar year in which their first anniversary occurs but not during their probationary period. If any employee has taken vacation prior to the date of their first anniversary and is terminated prior to anniversary date, vacation will be deducted from the last pay check.

         (b) Employees will earn two weeks (80 hours) of vacation in the calendar year in which their third anniversary occurs and up to the calendar year of the twelfth anniversary.

         (c) Employees will earn three weeks (120 hours) of vacation in the calendar year in which their twelfth anniversary occurs and up to the calendar year of the eighteenth anniversary.

         (d) In the calendar year in which an employee's eighteenth anniversary occurs and all years thereafter, the employee shall have the option of taking a fourth week of vacation in lieu of the seniority bonus of one week's pay. Seniority bonus of one week's pay, if chosen, will be at Christmas or at the time of their vacation as the employee chooses. Selection of the fourth week will be at a time convenient to the Company.

         (e) Full vacation benefits will be paid to those who are otherwise eligible in the following circumstance:

                  (1) To the employee's estate in the event of the death of the employee;

                  (2)      To the employee in the year of his or her retirement.

         (f) COMPANY will pay one additional week vacation pay at vacation rate for employees with twenty-five or more years seniority with no additional time off.

         11.02 The COMPANY can freely choose which particular weeks, if any, it will shut down for vacation purposes.


         11.03 (a) The COMPANY shall notify the UNION, no later than January 1st of each vacation year, whether the plant will shut down or whether there shall be a staggered vacation on an individual employee basis. Prior to January 1st of each vacation year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the COMPANY decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, nor required to work during the shutdown, will be furloughed during plant shutdown.

                  (b) The COMPANY may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

         11.04 If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that 3rd and 4th weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the COMPANY their preferences for vacation dates during the month of December of each year. At that time also employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August, and September may occasionally be arranged when the Business Agent or Local President can mutually agree to such with the Operations Manager or the Labor Relations Specialist.

         11.05 Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered any money may be taken in lieu of vacation provided the COMPANY will advise the UNION of the reason for such prior to payment of the vacation money to the employees involved.

         11.06 Shift premium will be included in vacation pay computation for employees otherwise eligible.

         11.07 All employees covered by this AGREEMENT who have continuous seniority for twelve (12) months shall receive vacation benefits by classification, by seniority as set forth in this AGREEMENT. Each week of vacation pay shall be computed based on the employee's last published quarterly average times forty (40) hours including shift premium.

         11.08 All vacations are to be taken at a time designated by the COMPANY. The COMPANY will, insofar as efficient operating conditions permit, endeavor to comply with eligible employees' requests filed (including those eligible for three (3) weeks) and such requests shall be given consideration by classification in accordance with the employee's seniority.

         11.09 Company agrees that an employee will not be required to work Saturday or Sunday immediately preceding the start of his/her vacation.

         Wherever there is a conflict between the preceding section 11.01 through 11.07 and the following sections 11.08 to 11.09, the sections 11.08 to
11.09 shall prevail.

                                  ARTICLE XII
                                  -----------
                          STEELWORKERS PENSION TRUST
                          --------------------------

         12.01 Steelworkers Pension Trust provides employees represented by the UNION with certain pension benefits as are from time to time determined by the Trustees. The parties to this AGREEMENT desire that the pension benefits now granted and which may hereafter be granted by the Trustees, be provided to the employees covered by this AGREEMENT.

              The EMPLOYER agrees, therefore, beginning with the month of November, 1988 and for each month thereafter for the duration of this AGREEMENT, to contribute, by no later than the tenth day of each month, to the Steelworkers Pension Trust a sum of money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this AGREEMENT during the said immediate preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediate preceding calendar month. The EMPLOYER shall transmit to said Trust with each contribution, a "Contribution Report", on the form furnished by Trust, in which the EMPLOYER shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The EMPLOYER further agrees to supply to the Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve
(12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve months shall be considered. Thereafter, the employer will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the Steelworkers Pension Trust in which event the EMPLOYER shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

              For the purposes of this clause only, a part-time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work full work week but who might be working shorter hours due to lack of work, sickness, etc. Part-time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part-time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the EMPLOYER'S right to employ part-time employees or as an indication of what other clauses of this AGREEMENT might or might not apply to certain employees.

              In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process or law or arbitration and if either suit or arbitration is initiated, the debt owning to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

              In consideration of the EMPLOYER'S aforesaid contributions to the Trust as herein provided and for so long as the EMPLOYER'S participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the EMPLOYER'S first said contribution and continuing for such part of the duration of this AGREEMENT as the EMPLOYER fully complies with the terms of this clause in all respects, extend and make available to employees covered by this AGREEMENT the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If during the life of this AGREEMENT the EMPLOYER'S participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this AGREEMENT shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the Steelworkers Pension Trust, but at a cost of the EMPLOYER not to exceed the cost of the Contribution hereunder.

         12.02 NEGOTIATED BENEFIT OR CONTRIBUTION CHANGES It is understood that future negotiations between United Steel Workers and Simmons Company will result in some benefit and contribution changes. Those changes and the effective date of those changes will be applicable to this agreement.




                                 ARTICLE XIII
                                 ------------
            UNITED STEELWORKERS OF AMERICA HEALTH AND WELFARE FUND
            ------------------------------------------------------

         13.01 The parties to this Agreement desire that the benefits now granted by the Board of Trustees of the United Steelworkers of America Health and Welfare Fund, hereinafter "Fund," and their plan of benefits designated as PPO Plan and as Medical Plan E, Prescription Drug, Dental Plan, Life Insurance, Accidental Death and Dismemberment and Short-term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         13.02 CONTRIBUTION RATES The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The employer shall each and every benefit month make the following monthly contribution to the FUND on each an every eligible employee who elects benefit coverage.

Effective November 1, 2001:

-------------------------------- -------------- -------------- -------------- -----------
       USWA HEALTH &                              EMPLOYEE       EMPLOYEE
       WELFARE PLAN                 COMPANY        MONTHLY        WEEKLY        TOTAL
-------------------------------- -------------- -------------- -------------- -----------
Employee Only - PPO              $213.41        $32.00         $7.38          $245.41
-------------------------------- -------------- -------------- -------------- -----------
Employee Only - Plan E           $224.16        $85.00         $19.63         $309.16
-------------------------------- -------------- -------------- -------------- -----------
Employee Plus One - PPO          $376.73        $65.00         $15.00         $441.73
-------------------------------- -------------- -------------- -------------- -----------
Employee Plus One - Plan E       $390.78        $178.00        $41.10         $568.78
-------------------------------- -------------- -------------- -------------- -----------
Family Coverage - PPO            $487.95        $90.00         $20.78         $577.95
-------------------------------- -------------- -------------- -------------- -----------
Family Coverage - Plan E         $506.26        $234.00        $54.03         $740.26
-------------------------------- -------------- -------------- -------------- -----------

         The Employer and the Union shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. The cost sharing ratios for any increase in premiums up to the 5% cap, or decreases, shall be those ratios as determined by the ratios effective November 1, 2001. Any increase in total insurance premium costs which exceeds five (5%) percent over the previous year's total insurance premium costs will give the company the option to cease participation in the USWA Health and Welfare Fund. If the Company opts out, the Company and Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         13.03 ELIGIBILITY Eligible employees are all full-time employees employed within the Union's Bargaining Unit who have completed thirty (30) days employment prior to the first calendar day of the Benefit Month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

                  (a) Disability due to sickness or accident, up to a maximum of six (6) months per disability.

                  (b)   Vacation.

                  (c) Attendance at Union or Fund Convention, seminar or grievance hearing.

         The employer is not required to make a contribution on an employee whose employment is terminated during the wage month.

         13.04 EMPLOYEE CONTRIBUTIONS: Each such employee must in writing authorize the Employer to deduct the employee's contributions from the employee's wages and to transmit the same to the Fund. When supplied with such a written authorization the Employer agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Employer contributions.

                  Employees who refuse or neglect to provide the Employer with the necessary written authorization to deduct the required employee contributions will receive no fund coverage. In those cases in which an employee has supplied the Employer with the required written authorization but because of lack of wages the Employer is unable to deduct the employee's contribution due for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Employer for transmittal to the Fund, the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         13.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage, the Company will make a monthly contribution to the Fund of $5.50 for Life/AD&D and $52.92 for disability as provided by the United Steelworkers of America Health and Welfare Trust.

         13.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the employer on the tenth (10th) day of the benefit month, commencing with the month of May, 1990, and each and every month thereafter so long as this agreement is in force.


         13.07    COVERAGE

                           (a) HOSPITAL AND MEDICAL BENEFITS. Coverage for newly
                  hired employees and any named dependents will begin on the first day of the month following the completion of thirty (30) days of employment. Previously covered employees shall be covered the first day of the calendar month following their return to work.

                           (b) DISABILITY BENEFITS. Newly hired employees
                  shall be eligible for the sixty percent (60%) Indemnity Payment if disabled after completing six (6) months of employment.

                           (c) These provisions for newly hired employees shall
                  not apply in the case of those employees who have been "Previously Covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         13.08    ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE

         Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days of employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within 31 days of birth.

         13.09 REQUIREMENTS The employer shall transmit to the FUND with each contribution a contribution report on the form furnished by the FUND on which the employer shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

               The employer further agrees to supply to the FUND such further information as may from time to time be requested by it in connection with the benefits provided by said FUND to said employees, and to permit audits of its books and records by the FUND for the sole purpose of determining compliance with the terms and conditions of this agreement.

         13.10 The COMPANY agrees solely to make the contributions required by the terms of this Agreement. The UNION and the UNITED STEEL WORKERS OF AMERICA HEALTH AND WELFARE FUND agree to hold harmless and indemnify the COMPANY for any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the COMPANY has not paid the contribution required by this Agreement.

               The COMPANY does not agree to be bound by, and expressly disavows any obligations imposed upon the COMPANY by, the provisions of any Trust Agreement or other document pertaining to the UNITED STEEL WORKERS OF AMERICA HEALTH AND WELFARE FUND to which the COMPANY is not a signatory party.

         13.11 REINSTATEMENT OF COVERAGE. The FUND may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the FUND by the employer are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the 10 day period following the date of reinstatement.

         13.12 PART-TIME EMPLOYEES. For the purpose of FUND coverage, a part-time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this AGREEMENT, which definition does not include regular full-time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part-time employees shall not receive FUND coverage nor shall the EMPLOYER pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the EMPLOYER'S right to hire part-time employees.

         13.13 The COMPANY shall have the right to audit the UNITED STEEL WORKERS OF AMERICA HEALTH AND WELFARE FUND periodically.

         13.14 In consideration of the EMPLOYER'S aforesaid payment to said FUND as hereinabove provided, the UNION warrants that the Board of Trustees of the UNITED STEELWORKERS OF AMERICA HEALTH AND WELFARE FUND will, beginning on the date of receipt by the FUND of the EMPLOYER'S first said payment, and during such part of the life of this AGREEMENT as the EMPLOYER fully complies with the terms of such AGREEMENT in all respects, extend and make available to EMPLOYER'S said employee the benefits for which employees are eligible under the above designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the EMPLOYER has not paid the required contribution to the FUND except as, and only to the extent, otherwise required by any applicable State Disability Benefit Insurance Law.

         13.15 NEGOTIATED BENEFIT OR CONTRIBUTION CHANGES It is understood that future negotiations between United Steel Workers and Simmons Company will result in some benefit and contribution changes. Those changes and the effective date of those changes will be applicable to this agreement.

                                   ARTICLE XIV
                                   -----------
                                  JURY SERVICE
                                  ------------

         14.01 Any employee duly called to perform his/her civic duty to serve on a jury panel shall be compensated by the COMPANY for the difference between the daily jury pay received and the average hourly earnings of such employee as computed in Section 8.03 based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event any employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                   ARTICLE XV
                                   ----------
                                 BEREAVEMENT PAY
                                 ---------------

         15.01 DEFINITION Bereavement pay will be granted up to a maximum of three days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, brother, half brother, sister, half sister, grandchildren, spouse or child. No pay shall be granted unless an employee fails upon request to furnish the COMPANY with reasonable proof of death and relationship.

         15.02 PAYMENT The pay for such loss of time from work will be for eight hours, straight time at the employee's previous quarter average hourly rate as computed in Section 8.03.


                                   ARTICLE XVI
                                   -----------
                                 BULLETIN BOARDS
                                 ---------------

         16.01 The UNION may put up bulletin boards at locations specified by the MANAGEMENT for the following non-controversial UNION announcements:

               (a)    Notice of UNION recreational or social affairs;

               (b) Notice of UNION nominations or elections and results of such elections and nominations;

               (c)    Notice of UNION Appointment;

               (d)    Notice of UNION meetings;

               (e)    Notice of dates when dues payments are to be made;

               (f) Notices pertaining to the UNITED STEEL WORKERS OF AMERICA Health and Welfare and Pension Program

         16.02 The UNION agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the UNION and he alone shall have the power to post such notices on behalf of the UNION and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

              Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the COMPANY Operations Manager, or to the Labor Relations Specialist where there are such officials. Any of the aforementioned representatives of the COMPANY may remove from the bulletin board any notice which does not conform to the requirements of this Article.



                                  ARTICLE XVII
                                  ------------
                                 MILITARY CLAUSE
                                 ---------------

         17.01 The COMPANY agrees to comply with all applicable laws relating to re-employment rights of employees called for military duty.



                                  ARTICLE XVIII
                                  -------------
                              CONTROLLING AGREEMENT
                              ---------------------

         18.01 The parties agree that this agreement supersedes and replaces an agreement referred to as the Master Multi-plant Working Agreement. No terms affecting wages, hours, or working conditions from the Master Multi-plant Working Agreement shall be binding on the parties unless expressly agreed to in this agreement. Further, no bargaining requirements or practices embodied in the Master Multi-plant Working Agreement are binding on the parties to this agreement. Neither party will require or request of the other party bargaining as part of a multi-plant bargaining process.


                                   ARTICLE XIX
                                   -----------
                                 TRAINING PERIOD
                                 ---------------

         19.01 Employees who are recalled, transferred, bid, bump or roll to another job shall receive his base rate, plus plant bonus. Any employee who is recalled, transferred, bids, bumps or rolls to a Level 3 job shall immediately receive the top rate for the classification of said job as described in this agreement.

         19.02 In all cases involving transfer, bud, bump, roll or promotion, the employee or employees concerned shall receive a trial period of at least thirty (30) working days, provided the employee shows satisfactory progressive improvements. Such trial period may be extended by mutual AGREEMENT BETWEEN THE COMPANY and the UNION. If the employee fails to show satisfactory improvement and is about to be disqualified, the UNION will be so advised immediately. If the employee and the UNION request an extension of time the COMPANY will consider such request.

                                   ARTICLE XX
                                   ----------
                 PAY DURING TREATMENT OF WORK-CONNECTED INJURIES
                 -----------------------------------------------

         20.01    (a)      If an employee is injured in the Plant while
                           performing his work assignment and it is necessary for him to receive treatment by either the COMPANY
                           Nurse or COMPANY Doctor during his regularly scheduled working hours, the COMPANY shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate. If either the Nurse or Doctor certifies that such injured employee is unable to continue work because of such injury, the

                           COMPANY will pay for the balance of his scheduled shift at his average rate. If the Doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the COMPANY will pay for the time spent in this treatment at the employee's average rate. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the COMPANY'S Personnel Department at a time consistent with the treating Doctor's office hours.

                  (b) The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

                  (c) It is agreed that for all such visits off the COMPANY premises, upon request, the COMPANY will furnish transportation if the employee is unable to drive or has no means of transportation.

                  (d) None of the sections of this paragraph are to be so construed that benefits will inure in addition to or pyramid on disability payments or Workers' Compensation payments.


                                   ARTICLE XXI
                                   -----------
                          EQUAL EMPLOYMENT OPPORTUNITY
                          ----------------------------

                  SIMMONS COMPANY provides equal employment opportunity to qualified persons without regard to race, color, religion, creed, national origin, age, sex, ancestry, handicap, HIV infection, AIDS or AIDS related complex, or veteran status except where religion, sex, national origin or age is a bona fide occupational qualification. Our policy relates to all phases of employment including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits and participation in all SIMMONS sponsored employee activities.

              We are opposed to all forms of harassment including sexual, racial, ethnic or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap or veterans status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager. A confidential investigation will be conducted.





                                  ARTICLE XXII
                                  ------------
                                  SAVING CLAUSE
                                  -------------

         22.01 If any provision of this Shawnee, Kansas Labor Agreement is invalid or illegal, or declared inoperative or invalid, then such provision(s) shall be considered deleted in it's entirety and the remaining provisions of this agreement shall remain in full force and effect.

         22.02 The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this agreement shall be construed to prevent the company from taking actions necessary to comply with a federal law. Further, to the extent any provision of this agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXIII
                                  -------------
                              EMPLOYEE BIRTHDAY PAY
                              ---------------------

         23.01 Each employee who meets the requirement for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.08) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday the employee will nevertheless receive the above mentioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen
(15) calendar days following the layoff.

               Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1st will receive a $100 Birthday check, exclusive of payroll deductions. If not elected by January 15th, the appropriate clauses of the contract will apply.

                                  ARTICLE XXIV
                                  ------------
                      DURATION AND TERMINATION OF CONTRACT
                      ------------------------------------

         24.01 This AGREEMENT shall be in full force and effect from April 22, 2002 until April 19, 2004.

         24.02 The parties agree that there shall be no reopening of this AGREEMENT and that this AGREEMENT constitutes the entire AGREEMENT between the parties and at no time during the life of this AGREEMENT shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this AGREEMENT and as to matters covered by this AGREEMENT only in the manner and to the extent herein provided.

               No other agreements, understandings or practices, contemporaneous or preexisting, except to the extent that they are expressly included in this Agreement, shall be binding on either party. Similarly, no subsequent agreements, understandings or practices shall be valid unless reduced to writing and signed by the authorized representative of both parties.

         24.03 This AGREEMENT, shall become effective as described above and shall continue to remain in full force and effect from year to year thereafter, unless written notice is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the AGREEMENT be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified AGREEMENT. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

               In the event that neither party notifies the other of its desire to modify this AGREEMENT, this AGREEMENT subject to such notification shall continue to remain in effect during the period of negotiations until a new AGREEMENT has been reached or until either party shall give the other party ten
(10) days notice of cancellation. No other notice of modification or of termination of contract shall be required of either party other than the notice herein specified. In any event, nothing herein contained shall preclude either party from modifying, changing or amending it's proposals for a new AGREEMENT.


                                   ARTICLE XXV
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         25.01 Cameras will be used only for appropriate security measures.

                                  ARTICLE XXVI
                                  ------------
                          SEVERANCE AND PLANT CLOSINGS
                          ----------------------------

         26.01 In the event the COMPANY decides to close this facility, at least a sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing UNITED STEELWORKERS OF AMERICA HEALTH AND WELFARE FUND benefits as outlined in Article XIII of this AGREEMENT, for an additional four (4) months, and the COMPANY shall be responsible for the payment of the contributions for the four (4) month period of coverage.

         IN WITNESS WHEREOF, the parties hereunto set their hands and seals as hereinbefore stated.

SIMMONS COMPANY                        THE UNITED STEELWORKERS OF AMERICA,
                                       A.F.L., C.I.O., C.L.C.

By /s/ Rhonda Rousch                     /s/ Leo W. Gerard
-------------------------------------  -----------------------------------------
Rhonda Rousch                          Leo W. Gerard
Senior Vice President, Human Resource  International President

                                         /s/ James D. English
                                       -----------------------------------------
                                       James English
                                       International Secretary/Treasurer

                                         /s/ Andrew V. Palm
                                       -----------------------------------------
                                       Andrew Palm
                                       International Vice President
                                       Administration

                                         /s/ Leon Lynch
                                       -----------------------------------------
                                       Leon Lynch
                                       International Vice President Human
                                       Affairs

                                         /s/ David A. Foster
                                       -----------------------------------------
                                       David A. Foster
                                       Director, District 11

                                         /s/ John L. Wiseman
                                       -----------------------------------------
                                       John L. Wiseman
                                       Staff Representative

                                         /s/ Sanuel Williams
                                       -----------------------------------------
                                       Samuel Williams
                                       Unit President, LU 13-02

                                         /s/ Robert Kerns
                                       -----------------------------------------
                                       Robert Kerns
                                       Unit Griever, LU 13-02

                                         /s/ Gustavo DeLeon
                                       -----------------------------------------
                                       Gustavo DeLeon
                                       Bargaining Committee, LU 13-02

APPENDIX A
PAY RANGES
-------------------- -------------------- ---------------------- --------------------
                     Minimum              Mid-Range              Maximum
-------------------- -------------------- ---------------------- --------------------
Level 1              $11.00               $13.00                 $15.00
-------------------- -------------------- ---------------------- --------------------
Level 2              $10.00               $11.25                 $12.50
-------------------- -------------------- ---------------------- --------------------
Level 3              $9.50                $10.50                 $11.50
-------------------- -------------------- ---------------------- --------------------
Level 4              $9.00                                       $10.00
-------------------- -------------------- ---------------------- --------------------

The employee's average hourly earnings shall be paid for performing inventory.

NOTE: The maximum of any range is not to be interpreted as a cap on earnings. An employee may have a base rate which is near or exceeds the maximum for their Job Level and will continue to receive annual increases, applicable pay for skills, and may be eligible for base rate increases based on increased productivity as defined in the contract.

The Pay Ranges are established for placement of new hires and for guidelines.

APPENDIX B

CLASSIFICATION STRUCTURE FOR PAY PLUS BONUS PLAN

Level         Classification Designation
-----         --------------------------
I.            A.  Quilt Machines
              B.  Close Mattress
              C.  Ultrasonic Coil Operator
              D.  Border Quilt Machines

II.           A.  Box Spring (Hem, Label, Tape)
              B.  Sew Matt (Overcast)
              C.  Sew Labels
              D.  Border Room
              E.  Attach handles & vents
              F.  Bechik Operator
              G.  Hog Ring
              H.  HMB Operator
              I.  Top Off assembler
              J.  Assemble Box Spring Frames
              K.  Box Spring Radius and Ease Corners
              L.  Upholsterer B/S
              M.  Cutter
              N.  Repair (Quilt Panels and Borders)

III.          A.  Shipping and Receiving
              B.  Inspector
              C.  Sweeper
              D.  Material Handler
              E.  Packing Machine

IV.           A.  New Hire

APPENDIX C

                               PAY PLUS GUIDELINES
                               -------------------
 ESTABLISHMENT OF BASE RATES FOR MOVEMENT BETWEEN JOB CLASSIFICATION AND LEVELS:
 -------------------------------------------------------------------------------

A. An employee who changes his/her classification that involves a drop from one pay level to another will retain his/her current base rate or the midpoint of the new range, whichever is lower. He/she may be eligible for a rate adjustment after meeting or exceeding minimum goals for the new job. (See section entitled "Base Rate for Newly Hired, Transferred or Existing Employees.")

B. An employee who changes his/her classification that involves moving up from one pay level to another will receive a $.50 increase to their current base rate or the minimum of the new range (whichever is higher). The employee must qualify on the new job prior to receiving a base rate increase but in any event, the employee will receive the base rate increase upon completion of thirty (30 ) calendar days following acceptance of the bid; provided however that should the employee be disqualified from the job, the employee will forfeit such increase. As an exception, any such employee with prior experience on the new job will be credited with such prior experience and placed in the appropriate pay range accordingly if higher.

C. An employee who moves from classification to classification within a pay level will remain at their current base rate. Rate adjustments will be considered as described in Section entitled "Base Rate Changes for Newly Hired, Transferred or Existing Employees."

D. Any employee who fails to qualify on a job which was bid may exercise his/her rights under Section 7.24. The employee's base rate will be adjusted according to A, B, or C above.

Base rate changes for Newly Hired, Transferred, or Existing Employees:
----------------------------------------------------------------------

         Level 1 and 2 employees may petition the Company for a base rate increase of $.50. A request should be submitted to the Company by the Union for a performance evaluation that will involve a review of that individual's performance based upon the individual skills defined in the P.P.B. program (Quality, Productivity, & Customer Service).

         Level 1 and 2 employees' base rate can be adjusted based on the following: Achieving a productivity rate of 15% greater than their current standard of productivity and maintaining that rate for sixty (60) calendar days and having no documented quality counseling or documented attendance warning during such sixty (60) day period.

         Level 3 employees may petition the company for a base rate increase of $.50 if additional duties have been added and performed satisfactorily for thirty (30) calendar days and having no documented quality counseling or documented attendance warnings during such 30 day period.

         Requests for evaluation may be made no more than three (3) times during the year with no less than three (3) months between requests.

NEW HIRES:

         New hires will be paid $9.00 per hour. With satisfactory performance after thirty (30) calendar days of employment or in any event upon completion of the probationary period, such employees performing Level 3 jobs will begin receiving the plant-wide bonus. Upon completion of the probationary period, such employees will be placed in the Level 3 pay range.

         Upon meeting the minimum performance standards for the job or in any event upon completion of the probationary period, new hires training for or performing Level 1 or 2 jobs will be paid the minimum hourly wage rate for the job level and will receive the plant-wide bonus.

         Upon completion of the probationary period, new hires will become eligible for evaluation for base rate increases as described above.


PAY FOR SKILLS

         Any employee can have up to a maximum of three (3) additional skills. Each additional skill will receive a twenty-five (.25) cents premium applied to the employee's base rate and shall remain a permanent part of such employee's base rate as long as the employee is deemed a "Multi-Skilled Employee." The Company will allow for a minimum of seven (7) individuals that may be eligible for this additional benefit.

         Bids shall be posted for "Multi-Skilled Employees" for each particular job. Bidding procedures will be followed as defined in the Shawnee, Kansas contract except that restrictive bidding provisions shall not apply.

         All bidders shall be required to demonstrate that they are capable of performing the work and the final selection of successful bidder(s) will be based on seniority. Such employees may be required by the Company to physically perform the job in question for a period of time not to exceed two (2) weeks in order to demonstrate that he/she is capable of performing the work. This paragraph only applies to the bid process for "Multi-Skilled" positions.

         If more than the needed number of qualified employees respond to the posting, the Company will use the rule of seniority for selection.

         If less than the number of qualified employees respond to the posting, the Company will use rule of seniority for selection of voluntary trainees for the position.

         The Company agrees that there will be no upward (higher pay level) assignments, only lateral (within pay level) or downward (lower pay level) movements for employees other than "Multi-Skilled" employees. This applies only to temporary assignments and does not apply to the bidding procedure. Employees assigned laterally or downward shall suffer no reduction in pay as a result of such assignment.


APPENDIX D

                             SUBSTANCE ABUSE POLICY
                             ----------------------

         It is the Company's policy to identify and help those employees with substance abuse problems and to encourage them to seek help on their own. Applicants identified as being substance abusers will be denied employment and encouraged to seek help. Employees who are identified as being substance abusers may be referred for counseling or rehabilitation as appropriate. However, the possession, use, transfer, manufacture or sale of illegal drugs, or legal drugs without a valid prescription, on Company property or on Company time will result in termination. The use of alcohol on Company property or on Company time will result in termination.

                              TESTING OF APPLICANTS
                              ---------------------

All applicants will be required to undergo a drug screening test after a conditional offer of employment has been extended. Employment will be denied to any applicant whose drug screen reveals the presence of illegal drugs or prescription drugs without a valid prescription or alcohol.

                              TESTING OF EMPLOYEES
                              --------------------

Reporting to duty or working with drugs present in the body or while under the influence of alcohol will result in termination. Testing may be required under the following circumstances, and where allowed by applicable state and local

         - When an employee is involved in an accident, during work hours or on company property, resulting in injuries requiring medical treatment off-site.

         -        When the Company has reasonable cause and suspicion.
                  Circumstances that could be indicators of a substance abuse problem and considered reasonable suspicion are:

                  A. Observed alcohol or drug use during work hours or on company premises

                  B.       Apparent physical state of impairment

                  C.       Incoherent mental state

                  D. Marked changes in personal behavior that are otherwise unexplainable

                  E. Deteriorating work performance that is not attributable to other factors

                  F. Accidents or other actions that provide reasonable cause to believe the employee may be under the influence

         - When an employee has had a positive test and been referred for counseling or rehabilitation under this policy, subject to a maximum of two times for 24 months following such positive test.

The Company intends to utilize the most accurate and reliable testing methods available. Failure or refusal by an employee to cooperate with the program or to submit to a test under the circumstances discussed above upon request, will be grounds for termination of employment.

                               DRUG SCREEN LIMITS

The cut-off levels set forth below will be used for the initial screening of specimens to determine whether they are negative for the following drugs:

         Amphetamines                      1000
         Barbiturates                      200
         Benzodiazepines                   200
         Cannabinoids                      50
         Cocaine Metabolite                300
         Methaqualone                      300
         Opiate Metabolite                 300
         Phencyclidine (PCP)               25
         Propoxphene                       300
         Methadone                         300
         Alcohol                           (in excess of statutory level)

Any urine specimen identified as positive on the initial test screen will be confirmed by a second analytical procedure independent from the initial test and which uses a different chemical technique and procedure.

                               IMPAIRED EMPLOYEES
                               ------------------

An employee who is considered impaired will be sent to a medical facility for testing (by taxi or other safe transportation alternative depending on the determination of the observed impairment, accompanied by the supervisor or another employee if necessary). An impaired employee shall not be allowed to drive. An employee who is considered impaired will be suspended pending the results of the test.

                               DISCIPLINARY ACTION
                               -------------------

If test results are positive as defined under "Drug Screen Limits", the employee will be terminated. An employee who is tested under this policy and has an alcohol level of .05 up to .08 will be suspended without pay for two calendar weeks. A second offense in this range will result in immediate termination.

                          COUNSELING AND REHABILITATION
                          -----------------------------

VOLUNTARY REFERRAL

Employees are encouraged to voluntarily request counseling or rehabilitation before their substance abuse leads to disciplinary or other work-related problems. A request may be made by contacting the Human Resources Department. No employee will have job security jeopardized by such a good faith request provided the request is made before any incident (as described above) which would allow the Company to administer a drug screen. For the two-year period immediately following the employee's completion of counseling or rehabilitation, the company retains the right to randomly test that employee up to a maximum of two times. If the employee has a positive test result, the employee will be terminated.

Any employee suffering from an alcohol or drug problem who rejects treatment or who leaves a treatment program prior to being discharged will be immediately terminated. No employee will be eligible for this employee assistance program more than one time. The recurrence of an alcohol or drug problem will be cause for termination.

                           NOTIFICATION OF CONVICTIONS
                           ---------------------------

Under Federal law, any employee convicted of any criminal drug offense committed on Company property or while on Company business must notify the Company of the conviction within five days after the conviction. The Company must then notify each federal government agency with whom the Company holds an applicable government contract and advise that the conviction has occurred.

                                 CONFIDENTIALITY
                                 ---------------

All information concerning medical examinations, drug or alcohol testing results, counseling or rehabilitation of any employee will be treated confidentially.

                         OFFICIAL SUBSTANCE ABUSE POLICY
                         -------------------------------

This document is the Company's official Substance Abuse Policy. The policy is available to all employees for their review and should be consulted with respect to any specific questions. This Policy is not intended to affect the Company's right to manage its workplace or discipline its employees.

Also, this Policy does not guarantee employment or guarantee terms or conditions of employment. No contract for employment, either expressed or implied, is created by this Policy.

_______________________________________________________________________________
I have been provided a written copy of the Simmons Company's Substance Abuse Policy, and I am aware of my obligations under the Company's policy.

Employee's Name:                                DATE
                ----------------------------         --------------------------
Employee's Signature
                    ---------------------------------------------------

-------------------------------------------------------------------------------

APPENDIX E

                                ATTENDANCE POLICY
                                -----------------

I.       PURPOSE
         To provide attendance guidelines for all factory employees and to establish the corrective action necessary to ensure compliance with this Attendance Policy.

II.      SCOPE

         This policy is applicable to all factory employees who have completed their probationary period.

III.     RESPONSIBILITY

         A. Management will be responsible for the development and updating of the attendance policy and must approve any exceptions made to the guidelines.

         B. Each supervisor and manager will be knowledgeable of this Attendance Policy and will not make exceptions without the authorization from the Operations Manager and the Human Resources Manager.

         C. Each employee is responsible for knowing this Attendance Policy and must abide by these rules.

IV.      POLICY

         A.       This policy will take effect April 23, 1999.

         B. This policy applies to employees who have completed their probationary period. Simmons Company is not obligated to follow progressive disciplinary action for employees who have not completed their probationary period.

         C. The Company's ability to plan operations depends heavily upon prompt an consistent attendance by all employees. All employees are hired with the understanding that they are willing and available to work the hours scheduled for their respective classifications and shifts. Therefore, employees are expected to work all regularly scheduled hours, including overtime.

         D. Attendance will be monitored on a rolling 12-month calendar, except for Section VII (B), which will be monitored on a rolling quarter (three calendar months) basis.

         E. This Attendance Policy is designed to provide guidance to management in monitoring attendance and to provide realistic expectations of employee attendance. Extenuating circumstances will be reviewed on an individual basis as deemed appropriate by the Operations Manager and the Human Resources Manager.


V.       Definitions

         A.       Excused Absence

                  1.       Funeral

                           a. Immediate Family. Please see Section 15.01, Shawnee, Kansas Labor Agreement (hereinafter "Contract"). Bereavement leave for the following individuals is excused up to three
                                    (3) days with pay (up to five (5) days leave for spouse), upon presentation of proper documentation:

                                    Mother        Spouse            Grandchild
                                    Father        Child             Half-sister
                                    Brother       Mother-in-law     Half-brother
                                    Sister        Father-in-law

                           b. Other Family Members. No pay will be granted, but upon receipt of proper documentation, absence will be excused for one (1) day.

                  2. Jury Duty. Please see Section 14.01 of the Contract. Employee must present summons to appear prior to absence.

                  3. Court Appearance. Employee must present subpoena requiring his/her testimony prior to absence. If a court appearance is a result of employee's personal criminal or civil involvement, absence will be unexcused.

                  4.       Vacation

                  5.       Hospital treatment or confinement.

                  6. Medical Leave of Absence. Employee must submit doctor's note.

                  7. Doctor's Excused Absence. *Employee must submit a note from the treating physician containing:

                           a.       Date/time reported to doctor;

                           b.       Anticipated return to work;

                           c.       Doctor's signature;

                           d.       Diagnosis (optional)

                           All doctor's excuses must be submitted to Supervisor on day of return to work; in the absence of Supervisor, excuse must be submitted to Human Resources Department. *Doctor's and hospital excused absences will be accepted without accruing any points for up to three (3) absences. After three (3) absences, 1/2 point will be assessed for each reoccurrence. To the extent that there is any conflict with the Family and Medical Leave Act
                           (FMLA), the provisions of the FMLA will control.

                  8. Approved Personal Leave. Please see Section 10.17 of the Contract.

                  9.       Military Leave. Please see Section 17.01 of the
                           Contract.

                  10. Holidays. Employees are allowed those days as enumerated in Article X of the Contract.

                  11.      No available work.

                  12.      Union business

                  13.      Marriage of employee or dependent. (one day)

                  14. Family emergency. Management approval required with reasonable proof necessary.

         B.       Unexcused Absences; Tardiness; Clocking In/Out

                  1. Unexcused absence--any absence other than excused, listed above, that did not receive prior management approval.

                  2. No Report--failure of an employee to report to work or call management within 1 hour after scheduled starting time, unless there is a legitimate reason for failure to call management. An employee who is absent due to illness must notify management on a daily basis or else notify management of date of return, if under the care of a physician.

                  3. Tardiness--reporting to work later than one (1) minute after the scheduled starting time for an employee's shift.

                  4. Leave work early--leaving work early prior to scheduled completion of an employee's shift, other than excused above or with management approval.

                  5. Clock-In/Clock-Out--Employees shall clock in and out at the beginning and end of their shifts. An employee should not clock in more than seven minutes before shift start or clock out more than seven minutes after end of shift.


VI.      POINT SYSTEM POLICY

         The following point(s) per occurrence will be counted against an employee's attendance record:

                  Infraction                      Points per Occurrence
                  ----------                       ---------------------
                  Unexcused Absence                        1
                  Tardy                                    1/2
                  Leave work early                         1/2
                  No Report                                2
                  Failure to Clock In or Clock Out         1/2



         Corrective action will be taken in the following manner when accrued points reach the following designated levels:

                 Points                          Action
                 ------                          ------
         Three (3) Points                   Verbal reprimand
         Four (4) Points                    Written reprimand
         Six (6) Points                     One (1) day suspension without pay
         Seven (7) Points                   Termination

VII.     MISCELLANEOUS MATTERS

         A. Cumulative Accrual. Disciplinary action will be administered cumulatively per the above point system.

         B. Earning Back Points. For each rolling quarter an employee who works with no attendance violations, the employee will earn back one (1) point and will have the most recent point removed from such record.

         C. Allowances. Although still required to notify management of an absence, an employee will be allowed two (2) absences without documentation, such as a doctor's note, funeral program, etc. in a rolling 12-month period. The employee has the option to use sick leave or vacation if available; otherwise, the absence is without pay.

         D. Amendment. Management and the Union agree to negotiate this Attendance Policy as necessary to achieve fairness and consistency.

         This Attendance Policy is intended as a gauge to monitor the attendance of employees. EMPLOYEES WITH QUESTIONS SHOULD CONTACT THEIR SUPERVISORS.

APPENDIX F

                               DISCIPLINARY POLICY
                               -------------------

         SIMMONS Corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

         Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of lesser offenses as contrasted with the more serious offenses described in Section 2.03 of this AGREEMENT, each manager is cautioned with the need to believe that the employee ha s corrected his problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

                            EMPLOYEE ACKNOWLEDGEMENT

I have been provided a copy of the Simmons Company Attendance Policy.

I understand the provisions of the policy.

I further understand that it is my responsibility to read and follow the policy accordingly.


_____________________________
Employee Signature


_____________________________
Date